EXHIBIT 23

CONSENT OF BEARD MILLER COMPANY LLP

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123670) of Flatbush Federal Bancorp, Inc. of our report dated March 27, 2009, relating to the consolidated financial statements, which appears in the Annal Report to the Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Clark, New Jersey
March 30, 2009